Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS;
NET INVESTMENT INCOME OF $0.38 PER SHARE;
BOARD DECLARES THIRD QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., August 9, 2016 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2016 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2016 was $18.5 million, or $0.38 per share on a diluted basis, net of $0.09 per share in incentive compensation.

•	Net increase in net assets resulting from operations for the quarter ended June 30, 2016 was $21.2 million, or $0.43 per share.

•
Net asset value per share at June 30, 2016 increased to $14.74 from $14.66 at March 31, 2016 primarily as a result of narrower market yield spreads and net investment income in excess of paid dividends.

•	Total acquisitions during the quarter ended June 30, 2016 were $119.1 million and total dispositions were $119.9 million.

•
On April 18, 2016, the Company issued $30.0 million in aggregate principal amount of a 5.25% convertible senior unsecured note, which was subsequently converted into equity on June 7, 2016, and, following quarter end on July 13, 2016, the Company issued an additional $35.3 million of stock in a registered direct offering. No placement agent or underwriting fees were incurred in connection with either issuance.

•	On August 9, 2016, our board of directors declared a third quarter dividend of $0.36 per share payable on September 30, 2016 to shareholders of record as of September 16, 2016.

“We are pleased with our strong performance during the second quarter, in which we continued to out-earn our dividend as we have done every quarter,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We are also pleased to have structured two very efficient equity raises, which position us well for investments from our strong pipeline. The credit quality of our diversified portfolio remains strong with floating rate debt comprising approximately 80% of our debt portfolio.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2016, our investment portfolio consisted of debt and equity positions in 89 portfolio companies with a total fair value of approximately $1,232 million. Debt positions represented approximately 96% of the portfolio at fair value, substantially all of which were senior secured debt. Equity positions represented approximately 4% of our investment portfolio.

As of June 30, 2016, the weighted average annual effective yield of our debt portfolio was approximately 11.0%.(1) As of June 30, 2016, approximately 80% of our debt portfolio at fair value had floating interest rates. As of June 30, 2016, we had three debt investments in two issuers on non-accrual status, totaling 0.4% of the portfolio at fair value.

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

During the three months ended June 30, 2016, we invested approximately $119.1 million, primarily in nine investments, comprised of five new and four existing portfolio companies. The investments were comprised of approximately $88.5 million in senior secured loans and $23.2 million in senior secured notes. The remaining $7.4 million was primarily comprised of $7.3 million in equity interests in portfolios of debt and lease assets, as well as $0.1 million in a warrant position received in connection with a debt investment. Additionally, we received proceeds from sales and repayments of investment principal of approximately $119.9 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of June 30, 2016, total assets were $1,315.6 million, net assets applicable to common shareholders were $747.2 million and net asset value per share was $14.74, as compared to $1,271.2 million, $714.1 million, and $14.66 per share, respectively on March 31, 2016.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2016 was approximately $35.6 million, or $0.72 per share, including $0.04 per share from prepayment premiums and related amortization, $0.03 per share from original issue discount accretion and $0.03 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2016 were approximately $12.5 million, or $0.25 per share, including interest and other debt expenses of $5.8 million, or $0.12 per share. We also incurred incentive compensation from net investment income of $4.6 million, or $0.09 per share. Excluding incentive compensation and interest and other debt expenses, annualized second quarter expenses were 3.7% of average net assets.

Net investment income for the three months ended June 30, 2016 was approximately $23.1 million, or $0.47 per share, before related incentive compensation. Net investment income after related incentive compensation was $18.5 million, or $0.38 per share.

Net realized and unrealized gains for the three months ended June 30, 2016 were $2.7 million, or $0.05 per share, comprised of $3.4 million, or $0.07 per share, in net unrealized gains and $0.7 million, or $0.01 per share, in net realized losses, with the difference due to rounding. Net unrealized gains were primarily comprised of a $1.6 million gain on our loan to MD America Energy, LLC, which we sold back to the company, and various mark to market adjustments resulting from improved credits and narrower market yield spreads during the quarter, partially offset by certain markdowns.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended June 30, 2016 was $21.2 million, or $0.43 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2016, available liquidity was approximately $252.0 million, comprised of approximately $227.0 million in available capacity under the leverage program and $38.3 million in cash and cash equivalents, less approximately $13.3 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at June 30, 2016 was 3.18%.

Total debt outstanding at June 30, 2016 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility
Revolver	2018	L+1.75	%(2)	$78,000,000	$38,000,000	$116,000,000
Term Loan	2018	L+1.75	%(2)	100,500,000	-	100,500,000
Convertible Notes ($108 million par)	2019	5.25%		106,326,024	-	106,326,024
TCPC Funding Facility	2020	L+2.50	%(3)	175,000,000	175,000,000	350,000,000
SBA Debentures	2024-2026	2.81	%(4)	61,000,000	14,000,000	75,000,000	(5)
Total leverage				520,826,024	$227,000,000	$747,826,024
Unamortized issuance costs				(4,164,808)
Total leverage				$516,661,216

(1)	Except for the Convertible Notes, all carrying values are the same as the principal amounts outstanding
(2)	Based on either LIBOR or the lender’s cost of funds, subject to certain limitations
(3)	Or L+2.25%, subject to certain funding requirements
(4)
Weighted-average interest rate on pooled loans of $42.8 million, excluding fees of 0.36%. As of June 30, 2016, the remaining $6.2 million and $12.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 1.20% and 1.10%, respectively, plus fees of 0.36% through September 23, 2016, the date of the next Small Business Administration (“SBA”) pooling.

(5)	Anticipated total capacity of $150 million, subject to approval by the SBA after full funding of our existing $75 million commitment

On August 3, 2016, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Stock repurchases during the three months ended June 30, 2016 were less than $0.1 million.

RECENT DEVELOPMENTS

On August 9, 2016, our board of directors declared a third quarter cash dividend of $0.36 per share payable on September 30, 2016 to stockholders of record as of the close of business on September 16, 2016.

On July 13, 2016, we completed a registered direct public offering of 2,336,552 shares of our common stock at a price of $15.09 per share for total gross and net proceeds of approximately $35.3 million. We incurred no placement agent, underwriting or other fees in connection with the transaction. The Adviser paid certain fees to facilitate the transaction, for which it is not seeking reimbursement from the Company.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Tuesday, August 9, 2016 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 46157180 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2016 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 16, 2016. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 46157180.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,151,564,537 and $1,123,682,687, respectively)	$1,129,946,177	$1,099,208,475
Companies 5% to 25% owned (cost of $74,317,200 and $68,862,518, respectively)	72,159,305	69,008,931
Companies more than 25% owned (cost of $54,938,136 and $39,162,221 respectively)	29,395,925	14,702,319
Total investments (cost of $1,280,819,873 and $1,231,707,426, respectively)	1,231,501,407	1,182,919,725

Cash and cash equivalents	38,313,586	35,629,435
Receivable for investments sold	27,666,936	-
Accrued interest income:
Companies less than 5% owned	7,992,011	8,842,528
Companies 5% to 25% owned	784,121	741,306
Companies more than 25% owned	529,885	29,230
Deferred debt issuance costs	4,603,529	5,390,241
Unrealized appreciation on swaps	2,981,525	3,229,442
Options (cost of $279,327 and $51,750, respectively)	417,504	-
Prepaid expenses and other assets	821,524	2,331,044
Total assets	1,315,612,028	1,239,112,951

Liabilities
Debt, net of unamortized issuance costs	516,661,216	498,205,471
Payable for investments purchased	40,952,073	6,425,414
Incentive allocation payable	4,626,745	5,207,606
Interest payable	2,996,217	2,911,257
Payable to the Advisor	749,945	508,334
Accrued expenses and other liabilities	2,434,735	3,877,852
Total liabilities	568,420,931	517,135,934

Commitments and contingencies

Net assets applicable to common shareholders	$747,191,097	$721,977,017

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 50,705,049 and
48,834,734 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	$50,705	$48,834
Paid-in capital in excess of par	906,725,366	878,383,356
Accumulated net investment income	23,279,884	22,261,793
Accumulated net realized losses	(135,815,320)	(132,483,593)
Accumulated net unrealized depreciation	(47,049,538)	(46,233,373)
Net assets applicable to common shareholders	$747,191,097	$721,977,017

Net assets per share	$14.74	$14.78

TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Investment income
Interest income:
Companies less than 5% owned	$32,315,238	$36,133,215	$63,126,020	$66,410,364
Companies 5% to 25% owned	1,601,175	1,203,388	3,133,903	2,311,666
Companies more than 25% owned	846,686	148,269	1,377,699	319,094
Lease income:
Companies more than 25% owned	649,785	331,336	1,425,856	623,042
Other income:
Companies less than 5% owned	182,287	1,121,612	1,120,975	2,089,007
Total investment income	35,595,171	38,937,820	70,184,453	71,753,173

Operating expenses
Interest and other debt expenses	5,833,727	4,316,021	11,379,008	8,420,639
Management and advisory fees	4,656,418	4,618,214	9,160,502	8,977,412
Legal fees, professional fees and due diligence expenses	730,916	1,262,653	1,233,611	1,568,775
Administrative expenses	416,212	389,643	837,948	782,437
Insurance expense	100,846	89,324	201,780	172,801
Director fees	89,685	80,750	197,609	165,840
Custody fees	75,326	69,062	155,851	139,250
Other operating expenses	558,317	842,818	1,014,040	1,316,203
Total operating expenses	12,461,447	11,668,485	24,180,349	21,543,357

Net investment income	23,133,724	27,269,335	46,004,104	50,209,816

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(782,817)	(9,343,606)	(3,726,522)	(9,449,473)
Investments in companies 5% to 25% owned	-	395	315,053	790
Investments in companies more than 25% owned	79,742	-	79,742	19,167
Net realized loss	(703,075)	(9,343,211)	(3,331,727)	(9,429,516)

Change in net unrealized appreciation/depreciation	3,378,436	7,128,219	(816,165)	7,650,079
Net realized and unrealized gain (loss)	2,675,361	(2,214,992)	(4,147,892)	(1,779,437)

Net increase in net assets from operations	25,809,085	25,054,343	41,856,212	48,430,379

Gain on repurchase of Series A preferred interests	-	1,675,000	-	1,675,000
Dividends on Series A preferred equity facility	-	(482,422)	-	(791,095)
Net change in accumulated dividends on Series A
preferred equity facility	-	78,515	-	99,249
Distributions of incentive allocation to the General Partner from:
Net investment income	(4,626,745)	(5,383,887)	(9,200,821)	(9,903,596)
Net increase in net assets applicable to common
shareholders resulting from operations	$21,182,340	$20,941,549	$32,655,391	$39,509,937

Basic and diluted earnings per common share	$0.43	$0.43	$0.67	$0.81

Basic and diluted weighted average common shares outstanding	49,224,367	48,903,081	48,985,444	48,807,788

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated July 1, 2015 as amended by that certain Post-Effective Amendment No. 2, dated May 6, 2016, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
 Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com